EXHIBIT 11.1

                WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
    COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVILENT SHARES


                                                                     13 WEEKS ENDED
                                                           MARCH 31, 1996     APRIL 2, 1995
                                                           --------------     -------------
Computation of primary earnings (loss) per
     common and common equivalent shares:

     Net income (loss) applicable to common stock               ($171,622)        ($420,547)
                                                           ==============     =============

     Weighted average number of common shares
         outstanding                                           12,662,160         9,289,545
                                                           ==============     =============

    Primary earnings (loss) per common share                       ($0.01)           ($0.05)
                                                           ==============     =============

Computation of earnings (loss) per common share assuming full dilution (A):

     Net income (loss) applicable to common stock               ($171,622)        ($420,547)

     Dividends on preferred stock                                  74,732            74,732

     Interest on 9% convertible subordinated debentures             4,882            60,548
                                                           --------------     -------------

     Net income (loss) assuming full dilution                    ($92,008)        ($285,267)
                                                           ==============     =============

     Weighted average number of shares outstanding             12,662,160         9,289,545

     Common shares issuable from stock option
          plans and from warrants                               3,319,070         1,875,320

     Less shares assumed repurchased with proceeds             (9,855,519)       (1,599,604)

     Shares assumed issued upon conversion of
          preferred stock                                         411,925           450,414

     Shares assumed issued upon conversion of 9%
          subordinated debentures                                  43,400           134,550
                                                           --------------     -------------

     Common shares outstanding assuming full dilution           6,581,036        10,150,225
                                                           ==============     =============

     Earnings (loss) per common and common equivalent
          share assuming full dilution                             ($0.01)           ($0.03)
                                                           ==============     =============


(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

EXHIBIT 11.1

                WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
    COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVILENT SHARES


                                                                    39 WEEKS ENDED
                                                           MARCH 31, 1996     APRIL 2, 1995
                                                           --------------     -------------
Computation of primary earnings (loss) per
     common and common equivalent shares:

     Net income (loss) applicable to common stock               ($145,105)      ($1,044,501)
                                                           ==============     =============

     Weighted average number of common shares
         outstanding                                           11,650,166         9,027,859
                                                           ==============     =============

    Primary earnings (loss) per common share                       ($0.01)           ($0.12)
                                                           ==============     =============

Computation of earnings (loss) per common share assuming full dilution (A):

     Net income (loss) applicable to common stock               ($145,105)      ($1,044,501)

     Dividends on preferred stock                                 223,030           222,980

     Interest on 9% convertible subordinated debentures            14,646           120,916
                                                           --------------     -------------

     Net income (loss) assuming full dilution                     $92,571         ($700,605)
                                                           ==============     =============

     Weighted average number of shares outstanding             11,650,166         9,027,859

     Common shares issuable from stock option
          plans and from warrants                               3,305,737         1,875,320

     Less shares assumed repurchased with proceeds             (8,647,880)       (1,599,604)

     Shares assumed issued upon conversion of
          preferred stock                                         411,925           450,414

     Shares assumed issued upon conversion of 9%
          subordinated debentures                                  43,400           134,550
                                                           --------------     -------------

     Common shares outstanding assuming full dilution           6,763,348         9,888,539
                                                           ==============     =============

     Earnings (loss) per common and common equivalent
          share assuming full dilution                              $0.01            ($0.07)
                                                           ==============     =============



(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.